Exhibit 10.1

RENEWAL, MODIFICATION AND EXTENSION OF PROMISSORY NOTE

USD $1,703,633.93	Austin, Texas	June 30, 2008

1. This Renewal, Modification and Extension of Promissory Note (this “Modification”) amends and modifies, as set forth herein, the debt reflected by that certain Secured Promissory Note in the amount of up to One Million Seven Hundred Fifty Thousand Australian Dollars (AUD $1,750,000.00) dated March 12, 2008 (the “Original Note”), executed by IdentiPHI, Inc., a Delaware corporation (the “Maker”), and payable to the order of Zaychan Pty Limited., a corporation registered under the laws of Australia numbered A.C.N. 080 485 338 (the “Holder”). The Original Note as modified by this Modification shall be called the “Note” hereafter.

2. For value received, the Maker promises to pay to the order of Keyovation, LLC, a Texas limited liability company, as assignee of the Holder (the ““New Holder”), at Rear 54 Mountain Street, Engadine NSW 2233, Australia, or at such other place as the New Holder shall designate to Maker in writing, the principal sum of ONE MILLION SEVEN HUNDRED THREE THOUSAND SIX HUNDRED THIRTY-THREE AND 93/100 DOLLARS (USD $1,703,633.93) in legal and lawful money of the United States of America, with interest thereon as hereinafter specified.

3. The Maker, the Holder and the New Holder hereby agree that the payment of the principal and interest (if applicable) in accordance with the terms of this Modification will be in full and final accord and satisfaction of all liabilities and any other obligations of any sort owed by the Maker to the Holder and to the New Holder with respect to the payment of principal and accrued interest under the Note.

TERMS OF PAYMENT:

Principal and interest on the Note shall be due and payable on the Maturity Date, which is defined herein as the earlier of a) July 31, 2008 and b) immediately upon the closing of a financing transaction in which the Maker issues and sells shares of equity securities or securities convertible into equity securities with gross proceeds to the Maker of $5,000,000 USD or more.

PAYMENT ON NON-BUSINESS DAYS:

If any payment hereunder falls due on a Saturday, Sunday, or a public holiday on which commercial banks in Austin, Texas are required or permitted by law to be closed, the time for such payment shall be extended to the next day on which the New Holder is open for business, and such extension of time shall be included in the calculation of interest accruing and payable hereunder.

RATE OF INTEREST:

From the date hereof until the Maturity Date, interest (calculated on the basis of a year of 365 days for the actual number of days elapsed) shall accrue on the principal outstanding hereunder at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) eight percent (8%). After the Maturity Date (whether by acceleration or otherwise) until paid, interest shall accrue on the matured principal and accrued, but unpaid interest on the Note at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) eighteen percent (18%).

As used in the Note, the term “Maximum Lawful Rate” shall mean the greater of (i) the highest non-usurious rate of interest permitted by applicable United States law, or (ii) a rate per annum equal to the indicated rate ceiling determined in accordance with the computation specified in Section 303.006 of the Texas Finance Code, as amended, as such indicated rate ceiling is in effect from time to time, but in no event greater than twenty-four percent (24%) per annum. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of the Note shall be immediately applicable to the Note on the effective date of such changes.

PREPAYMENT:

The Maker reserves the right to prepay the Note in any amount at any time prior to the Maturity Date without penalty. Any prepayment shall be applied first toward the payment of accrued interest and next to the principal installments of the Note in the inverse order of maturity.

SECURITY FOR PAYMENT:

Payment of the Note is secured by, and the Note is entitled to the benefits of, all security agreements, assignments, deeds of trust, mortgages, loan agreements, and lien instruments executed by the Maker (or any of them), or any similar instruments, guaranties, endorsements, or other agreements, executed by any other person or entity, including but not limited to that certain Security Agreement of even date signed by the Maker (collectively the “Collateral Agreements,” whether one or more) to secure, guarantee, or otherwise provide for the payment hereof, in favor of or for the benefit of the Holder or the New Holder, including any previously executed and any now or hereafter executed.

LIMITATION OF INTEREST:

All agreements and transactions among the Maker and the Holder or the New Holder, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, late payment, prepayment, demand for prepayment or otherwise, shall the amount of interest contracted for, charged or received by the Holder or the New Holder from the Maker for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law, it particularly being the intention of the parties hereto to conform strictly to the applicable laws of usury of the State of Texas and the United States. Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the legal maximum, shall, in the event of acceleration of maturity, late payment, prepayment, demand or otherwise, be applied to a reduction of the unrepaid indebtedness hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Maker. To the extent not prohibited by law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full term of the loan, all interest at any time contracted for, charged or received from the Maker in connection with the loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

SUCCESSORS AND ASSIGNS:

As used herein, the term “New Holder “ shall include the successors and assigns of the New Holder and any subsequent owner and holder of the Note, and the term “Maker” shall include co-makers, endorsers, guarantors, sureties and their successors and assigns.

DEFAULT AND COLLECTION:

It is expressly provided that, upon default in the payment of the principal and accrued interest under the Note as the same shall become due and payable in accordance with the terms of the Note (a “Payment Default”), or upon a material default in the performance of or compliance with any of the terms of any of the Collateral Agreements, at the option of the New Holder , the entire unpaid principal and accrued but unpaid interest evidenced by the Note shall be matured, and in the event of a Payment Default, and the Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Maker agrees and promises to pay reasonable attorney’s fees, court costs and costs of collection incurred by the New Holder.

WAIVERS AND CONSENTS:

The Maker, and all endorsers, guarantors and sureties of the Note severally, hereby waive presentment, demand, protest, notices of protest, dishonor and non-payment of the Note and all other notices of every kind. No delay or omission on the part of the New Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under the Note.

GOVERNING LAWS AND VENUE:

The Note is governed by and is to be construed and enforced in accordance with the laws of the State of Texas and of the United States. The Maker agrees and consents to the jurisdiction of the District Courts of Travis County, Texas, and of the United States District Court for the Western District of Texas (Austin Division) and acknowledge that such courts shall constitute proper and convenient forums for the resolution of any actions among the Maker and the New Holder with respect to the subject matter hereof, and agree that such courts shall be the sole and exclusive forums for the resolution of any actions among the Maker and the New Holder with respect to the subject matter hereof.

RENEWAL AND EXTENSION

This Modification is a renewal and extension of the Original Note. This Note in no way affects the obligations of the Maker with respect to any other promissory notes or other debts owed to the Holder or the New Holder, all of which shall remain in full force and effect, without modification.

Executed as of June 30, 2008.

MAKER:

IDENTIPHI, INC.

By:
Name:
Title:

ACKNOWLEDGED:

HOLDER:

ZAYCHAN PTY LIMITED

By:
Name:
Title:

NEW HOLDER:

KEY OVATION, LLC

By:
Name:
Title:

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